UNITED STATES SECURITIES AND

EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 22, 2005

Integrated Brand Solutions Inc.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

000-50331

(Commission File Number)

98-0371433

(IRS Employer Identification No.)

705-1080 Howe Street, Vancouver, BC V6Z 2T1

(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code (604) 638-5236

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On December 13, 2005, the board of directors of our company approved a 1.5 for 1 forward stock split (the "Forward Stock Split") of our authorized, issued and outstanding common stock. The Forward Stock Split was effected with the Secretary of State of Nevada on December 20, 2005 and the record date will be as of December 22, 2005. As a result, our authorized capital increased from 500,000,000 to 750,000,000 shares of common stock with a par value of $0.001 and our issued and outstanding share capital increased from 59,300,000 shares of common stock to 88,950,000 shares of common stock.

Item 9.01. Financial Statements and Exhibits.

99.1	Certificate of Change filed with the Secretary of State of Nevada on December 20, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTEGRATED BRAND SOLUTIONS INC.

/s/ Steve Bajic

Steve Bajic, President and Director

Date: December 28, 2005